As  filed  with  the  Securities  and  Exchange  Commission  on  July  5,  2002.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                         NUTRI  BERRY  INDUSTRIES, INC.
                         ------------------------------
                 (Name of Small Business Issuer in its Charter)


            Nevada                          5150                98-0374630
(State or other jurisdiction of      (Primary  Standard      (I.R.S. Employer
incorporation or organization)  Industrial Classification   Identification No.)
                                        Code Number)

      (Address, including zip code, telephone number, including area code of registrant's principal executive offices)
                              20269 Fraser Highway
                    Langley, British Columbia, Canada V3A 4E7
                       (604) 882-9356, fax (604) 864-6114

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               Agent for Service:
                          Mr. Henry Martens, President
                              20269 Fraser Highway
                    Langley, British Columbia, Canada V3A 4E7
                       (604) 882-9356, fax (604) 864-6114

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


CALCULATION OF REGISTRATION FEE



Title of each                                                Proposed
class of               Amount          Proposed              Maximum                   Amount of
Securities             to be           Offering Price        Aggregate                 Registration
to be Registered       Registered      Per Share             Offering Price (1)        Fee
----------------       ----------      --------------        ------------------        ------------
Maximum:
Common stock,          2,000,000         $2.50                  $5,000,000              $1,195.00*
par value $.001         Minimum:
per share                 20,000         $2.50                      50,000



*This registration fee is calculated at $.000239 for the 2,000,000 shares of common stock based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                                  July 3, 2002

                          NUTRI BERRY INDUSTRIES, INC.
                                  "Nutri Berry"


Title of each                                    Proposed Maximum           Proposed Maximum
Class of Securities          Amount to            Offering Price                Aggregate
to be Registered           be Registered          Per Share                   Offering Price

                           Maximum:
Common Stock               2,000,000                 $2.50                      $5,000,000.
                           Minimum
                              20,000                 $2.50                         $50,000.

The information in this prospectus is not complete and may be changed. Nutri Berry may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

- This is a self-underwritten best efforts minimum/maximum offering, which is not underwritten by a registered broker/dealer of up to 2,000,000 shares of Nutri Berry's Common stock.
- Nutri Berry's President and Vice President will be the only officers and directors selling these shares of Common stock and Nutri Berry will receive all of the proceeds from the sale of up to 2,000,000 shares. There is no selling commission associated with the sale of these shares of Common stock.
- All fund derived from this Offering will be held by Nutri Berry, in an account entitled "Nutri Berry Industries, Inc. Special Account", and under control of the management of Nutri Berry, until the minimum proceeds are received and accepted by Nutri Berry. In the event that the minimum amount of shares of common stock has not been sold by the Termination Date of July 1, 2003, then all funds will be promptly returned to the investor(s) without interest or deduction on or before ten days following the Termination Date.
- An investor is not limited to a minimum or maximum amount of shares of Common stock to be purchased, pending availability.
- No officer, director, affiliates or any related party of Nutri Berry may purchase these securities offered to meet the minimum of shares offered.
- Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense. An investor should only rely on the information contained in this document. Nutri Berry has not authorized anyone to provide any investor that is different. This document may only be used where it is legal to sell these securities. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                TABLE OF CONTENTS

PART  I  -  PROSPECTUS

Prospectus  Summary                                                           3
The  Offering                                                                 4
Risk  Factors                                                                 4
Use  of  Proceeds                                                            13
Dilution                                                                     14
Determination  of  Offering  Price                                           15
Plan  of  Distribution                                                       15
Dividends                                                                    15
Legal  Proceedings                                                           16
Directors,  Executive  Officers,  Promoters  and  Control  Persons           16
Executive  Compensation                                                      18
Security  Ownership of Officers, Directors and Certain Beneficial Owners     19
Description  of  Securities                                                  20
Description  of  Business                                                    22
Management's  Discussion  and  Analysis  or  Plan  of  Operation             25
Description  of  Property                                                    27
Certain  Relationships  and  Related  Transactions                           27
Market  for  Common  Equity  and  Related  Stockholder  Matters              28
Disclosure  of  Commission  Position  on  Indemnification  for
    Securities Act  Liabilities                                              29
Where  You  Can  Find  More  Information                                     29
Transfer  Agent                                                              30
Interest  of  Named  Experts  and  Counsel                                   30
Financial  Statements                                                        31


PART  II  -  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

Indemnification  of  Directors  and  Officers                                42
Other  Expenses  of  Issuance  and  Distribution                             43
Recent  Sales  of  Unregistered  Securities                                  43
Exhibits                                                                     44
Undertakings                                                                 44

PROSPECTUS  SUMMARY

     This prospectus summary highlights selected information contained elsewhere in this prospectus. You should read the following summary in conjunction with the more detailed financial information together with the more detailed information regarding Nutri Berry Industries, Inc. and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.

                          How our company is organized

     Nutri Berry Industries, Inc., ("Nutri Berry" or the "Company") was incorporated under the laws of the Province of British Columbia, Canada, as Goldfish Resources, Inc. on August 16, 1996; the Company then organized Goldfish Industries, Inc. on July 20, 1999, in the state of Nevada and changed its domicile to the state of Nevada by virtue of a Plan of Merger and Reorganization and Change of Domicile with the Nevada corporation on August 3, 1999. The Company entered into prospect of developing a Cuban-seed cigar business in the Dominican Republic. In December, 2001, the Company abandoned that project. On April 15, 2002, new management took over the Company. The Company changed its name to Nutri Berry Industries, Inc. on April 29, 2002, and is in its development stage with a "going concern" qualification from the Company's auditor. Nutri Berry has had no operating revenues to date. The Company incurred operating losses of $1,238 from Inception to December 31, 2001, the end of its latest fiscal year and $31,215 to the period ending June 30, 2002. The Company spent a total of $32,452 on organization expense and research and development from Inception to June 30, 2002. The Company expects its accumulated deficit to grow for the foreseeable future.

                       A brief description of our business

     Nutri Berry is in the wholesale produce business, specifically in the wholesale bulk purchase of certain berry crops from the Fraser Valley of British
Columbia,  Canada.    Nutri  Berry's  immediate  business  objective  is  the
acquisition and redistribution of fresh, frozen, concentrated, dried and powdered blueberry, cranberry and raspberry crops (the "Products"). The Company has a contract to purchase blueberry, cranberry and raspberry crops from the Gladwin Farms of Abbotsford, British Columbia, Canada. These wholesale crops and related products distribution is directed to (1) the general food industry and
(2) the recently developed nutriceutical industry for the manufacturing of health foods, functional food, vitamins and other supplements.

                              Where you can find us

     Nutri Berry maintains an office at 20269 Fraser Highway, British Columbia, Canada V3A 4E7. The phone number is (604) 882-9356, fax (604) 864-6114, attn:
Mr.  Henry  Martens,  President  and  Board  Chairman.

                                  THE OFFERING

     Shares offered by the Company: a minimum of 20,000 shares of common stock and a maximum of 2,000,000 shares of common stock @$2.50 per share. This offering is self-underwritten and not underwritten by a registered broker/dealer and is on a "best efforts" basis. An investor is not limited to a minimum or maximum amount of shares to be purchased, pending availability. All funds will be deposited into a segregated account entitled "Nutri Berry Industries, Inc. Special Account", under control of management, until the minimum amount of the offering has been received and accepted by the Company. In the event that the minimum amount of 20,000 shares of common stock is not sold by the termination date of July 1, 2003, all funds will be returned to the investor(s), without interest or deduction, promptly within ten days following the termination date. The only persons allowed to sell this offering are Mr. Henry Martens, Nutri Berry's President and Board Chairman and Dr. Lou Sawchenko, Nutri Berry's Vice-President and Director. There are no commissions being charged to Nutri Berry in connection with this offering.

     Shares Outstanding as of June 30, 2002: 6,199,615 shares of common stock; no shares of preferred stock.

     There will be no affiliates of the Company allowed to purchase shares of common stock to achieve the minimum amount of the offering.

     Use of Proceeds - Nutri Berry will receive all proceeds for business development from the sale of the shares of common stock. There is no commission incurred in the sale of the shares of common stock. See "Use of Proceeds", page 13.

     Our Trading Symbol - Nutri Berry intends to trade their shares under the symbol "NTBY". However, there is no assurance that Nutri Berry will be assigned that symbol.

RISK  FACTORS

     An investment in the shares of our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our shares of common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

RISK  FACTORS  RELATED  TO  NUTRI  BERRY'S  OPERATIONS:

DEVELOPMENT STAGE COMPANY; LACK OF REVENUES AND ACCUMULATED DEFICIT; CONTINUED LOSSES FOR THE FORESEEABLE FUTURE; NO ASSURANCE OF PROFITABILITY; AUDITOR'S REPORT WITH GOING CONCERN DISCLOSURE.

     The Company is in the development stage and, to date, has not earned any revenues from operations since its inception on August 16, 1996. Since new management took control of Nutri Berry in April, 2002, the Company's principal activities have been organizational and developmental in nature. As a consequence, as of June 30, 2002, the Company had an accumulated deficit of $32,452. Potential investors should be aware of the problems, delays, expenses, difficulties, and risks encountered by a company in the development stage, particularly in a rapidly changing industry, dependent on weather, other forces of nature and the environment, all of which are beyond the control of the Company. The Company has continued to incur losses since August, 1996. Potential investors should be aware of the problems, delays, expenses, difficulties and risk. Such risks may include, but are not limited to, anticipated and unanticipated problems relating to the redistribution of fresh, frozen, dried and powdered berries and berry concentrates to the general food industry and in the developing and marketing of new products to the nutriceutical industry. In addition, the Company could also face a number of risks specific to entities attempting to introduce new nutriceutical products, including, but not limited to, the existence or development of competing products, and the failure of the Company to develop a wholesale market for the Company's nutriceutical products. The Company expects to continue to incur losses until such time, if ever, as the Company's revenues exceed its expenses. There can be no assurance that the Company will ever achieve profitability. The Company's independent auditor's report on the Company's financial statements includes an explanatory paragraph in Note 4. Going Concern that states:
"Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to be self sufficient and profitable. There is no assurance that the Company will be able to obtain any financing to continue as a going concern".

WE  MAY  CONTINUE  TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY
NOT  BE  ABLE  TO  CONTINUE  OUR  BUSINESS.
     Through June 30, 2002, we have generated no revenues from operations, have incurred expenses and have sustained losses. In addition, we expect to continue to incur operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase significantly as a result of the further implementation of Nutri Berry's business plan. Since we have not yet completed developing our website and we have no operating history of marketing and redistribution of fresh, frozen, concentrate, dried and powdered berries to the general food industry and the nutriceutical industry, Nutri Berry's business may never generate sufficient revenues to meet our expenses or achieve profitability. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.

EARLY STAGE OF NUTRICEUTICAL MARKET DEVELOPMENT; UNCERTAINTY OF INDUSTRY INFRASTRUCTURE.
     Even though the general food industry is well established with several dominant leaders, the nutriceutical market for a portion of the Nutri Berry's products is at an early stage of development, is evolving rapidly, and is characterized by an increasing number of market entrants who have introduced, or are developing competing products. As is typical of a new and rapidly evolving industry, the demand and market acceptance for recently introduced nutriceutical products is subject to a certain level of market acceptance. If Nutri Berry's wholesale market to nutriceutical manufacturers fails to develop or develops more slowly than expected, or if Nutri Berry's products do not achieve market acceptance by a significant number of nutriceutical wholesale product purchasers, the Nutri Berry's business, financial conditions, prospects and operating results will be materially adversely effected.

RAPID AND SIGNIFICANT FOOD PRODUCTS CHANGE; NO CERTAINTY OF INDUSTRY STANDARDS; NO ASSURANCE OF MARKET ACCEPTANCE.
     The general food and health and functional food industry is subject to changes in consumer tastes, products improvement and improved process technologies which may render Nutri Berry's products not competitive. In addition, consumer acceptance of health and functional food products and their contents is changing continually. Such rapid changes may, in a very short period of time, impose additional, unforeseen costs to Nutri Berry in that Nutri Berry may be required to modify its product sales to adapt to such changes.
There can be no assurance that Nutri Berry will be able to successfully modify its sales of fresh, frozen, concentrate, dried or powdered berry products as may be necessary in a timely manner, or at all.
     While Nutri Berry intends that its Products will be compatible with the standards promulgated by leading general food and nutriceutical industry participants, widespread adoption of a proprietary or "closed" standard (i.e., a standard that precludes all participants other than those it was specifically designed to accommodate) could preclude Nutri Berry from effectively selling its Products to manufacturers in the general food and nutriceutical industries. In addition, even if a non-proprietary industry standard is established, no assurance can be given that the Nutri Berry's Products will be acceptable to that standard or on commercially reasonable terms which could have a material adverse effect on Nutri Berry's business, financial condition, prospects and operating results.
     Even if Nutri Berry's products are compatible with industry standards, there can be no assurance that Nutri Berry's products will achieve market acceptance to the general good industry or nutriceutical manufacturers. Furthermore, there can be no assurance that Nutri Berry will be able to respond to technological changes or evolving industry standards in a timely manner, if at all. The potential inability of Nutri Berry to respond to changing market conditions, technological developments, evolving industry standards or changing customer requirements would have a material adverse effect on Nutri Berry's business, financial condition, prospects and operating results.

WE EXPECT TO HAVE QUARTER-TO-QUARTER FLUCTUATIONS IN REVENUES, EXPENSES, LOSSES AND CASH FLOW, SOME OF WHICH COULD BE SIGNIFICANT.
     Results of operations will depend upon numerous factors, some of which are beyond our control, including market acceptance of our products and services, new product and service introductions, and competition. Therefore, we may have significant fluctuations in revenue from quarter to quarter.

WE ARE DEPENDENT ON OUR KEY PERSONNEL AND IF WE LOSE THOSE PERSONNEL, OUR BUSINESS WOULD FAIL.
     Nutri Berry depends upon the continued involvement of Mr. Henry Martens, the Company's President, Chief Executive Officer and Board Chairman, and Dr. Lou Sawchenko, the Company's Vice President and Director. The loss or unavailability of any of such individuals could materially adversely affect Nutri Berry's business and operations. Nutri Berry does not carry "key person" life insurance for either of these officers and directors and Nutri Berry would be adversely affected by the loss of either of these two key employees. Presently there are no employment agreements with either Mr. Henry Martens or Dr. Lou Sawchenko. At the present time, there are no provisions for obtaining a "key man" life insurance policy on either of these two employees, however, upon Nutri Berry receiving a minimum of 25% of the proceeds from this offering, the Board of Directors will purchase a key man life insurance policy on Mr. Henry Martens in the amount of $2,500,000 with the sole beneficiary being Nutri Berry.

NUTRI  BERRY'S  COMPETITION.
     The market for all general food and nutriceutical products is highly competitive, rapidly evolving, resulting in a dynamic competitive environment, with several dominant national and multi-national leaders. Nutri Berry will have to compete with companies that have substantially greater financial, marketing, technical and human resources capabilities. In addition, new companies may enter the market with new products and services that may be competitive with products and services offered or to be offered by Nutri Berry. Because there are potential entrants to the general food manufacturing and nutriceutical manufacturing fields, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing product is competitive with Nutri Berry's products. Competitive factors in the general food manufacturing and nutriceutical manufacturing include product quality, marketing and distribution resources, customer service and support and price of Product. Nutri Berry expects competition to persist and intensify in the future.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.
     Some of our competitors are much larger companies than Nutri Berry, which are very well capitalized and can tap their strong market share for further growth that may impede our ability to generate enough sales to cover the costs of marketing the Product. Several of our competitors have longer operating histories, greater name recognition, larger client bases and significantly greater financial, technical and marketing resources than Nutri Berry. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients. In addition, many of Nutri Berry's current or potential competitors, such as Ocean Spray, Decas, Sunrype, Milne, Timbercrest, Lucerne and Northland have broad distribution channels that may be used to distribute competing products directly to end-users or purchasers. No assurance can be given that Nutri Berry will be able to compete effectively with current or future competitors or that such competition will not have a material adverse effect on Nutri Berry's business, financial condition, prospects or operating results.

CHANGES IN FOOD AND VALUE-ADDED TECHNOLOGIES MAY MAKE IT DIFFICULT FOR US TO ADAPT AND COMPETE WITH BETTER-FUNDED COMPETITORS.
     Nutri Berry is researching and developing its own value-added processes. If Nutri Berry is able to receive 50% of the proceeds in this offering, Nutri Berry will have "on site" equipment to further treat and process the Product for specialized nutriceutical product manufacturers. The food science technology is characterized by constant technological developments, evolving industry standards, changing customer demands and frequent introductions of new and improved products and product enhancements. Because we have limited funding, management believes that our Company's success depends upon our ability to improve the quality, content and reliability of the Product in response to both evolving demands of the general food industry and the nutriceutical industry with competitive Product. Nutri Berry cannot assure you that we will be able to successfully market and to continue to provide the marketplace with quality products at competitive prices. If we are not successful and our Product is not accepted by general food and nutriceutical manufacturers, we could lose our potential customers base to our competitors.

RISKS  OF  DEFECTS  AND  DEVELOPMENT  DELAYS.
     Nutri Berry has not sold any existing Product and there are a number of proposed products. Products based on sophisticated process technologies, such as the mass production in the general food industry and in the recently developed industry of nutriceuticals, often encounter development delays and may lack consumer acceptance when introduced. Even though the consumer acceptance is more of a hardship on the manufacturer as Nutri Berry only provides the components for nutriceutical manufacturing, if the consumer acceptance does not create a viable market for the finished products, then Nutri Berry will not be able to sell the Product to the nutriceutical manufacturer. As a result, Nutri Berry may experience delays in the business objective of the Company and the further sale of the Product. In addition, there can be no assurance that Nutri Berry will not experience development delays, which could result in delays in the sale of the Products which could have a material adverse effect on Nutri Berry's business, financial condition, prospects and operating results.

NEED  FOR  ADDITIONAL  PERSONNEL.
      The ability to further implement the Nutri Berry's business plan, of which the essential elements are research and development and sales and marketing activities, will depend upon Nutri Berry's ability to hire and retain senior level, highly-skilled individuals. Such individuals must be experienced in the operation of certain aspects of Nutri Berry's business. The additional personnel required will include research and development food technologists, production system specialists, accounting and business development experts and a sales and marketing team. Competition for such personnel is intense and there can be no assurance that Nutri Berry will be successful in attracting and retaining qualified personnel. Nutri Berry's potential failure to attract and retain such additional personnel would have a material adverse effect on the Company's business and operations.

MANAGEMENT  OF  GROWTH.
     If there is acceptance for the Product by the general food industry and nutriceutical manufacturers, management of Nutri Berry anticipates that it will potentially be required to expand its operations to address such market demand. In addition, Nutri Berry anticipates significantly increasing the size of its sales and marketing staff following the completion of the Company receiving a minimum of 25% of the proceeds of this offering. There can be no assurance that such internal expansion will be successfully completed, that such expansion will enable Nutri Berry to generate sufficient revenues, or that Nutri Berry will be able to compete successfully against the significantly more extensive and well-funded sales and marketing operations of Nutri Berry's existing and potential competitors. Nutri Berry's potential growth and the integration of operations are expected to place a significant strain on Nutri Berry's managerial, operational and financial resources. The inability of Nutri Berry to promptly address and respond to these circumstances could have a material adverse effect on Nutri Berry's business, financial condition, and operating results.

WE MAY ENTER INTO POTENTIAL BUSINESS COMBINATIONS THAT COULD BE DIFFICULT TO INTEGRATE AND MAY DISRUPT BUSINESS OPERATIONS.
     Nutri Berry's management believes that the business plan is ideal and conducive to business combinations such as joint venture partnerships and other potential business combinations in the general food and nutriceutical industries. Nutri Berry may also seek foreign entities for the distribution of the Product in the Far East and other specific locations outside of North
America. There may be business combinations with general food industry and nutriceutical products manufacturers and distributors. Nutri Berry may wish to acquire certain manufacturers and/or distributors in the general business of Nutri Berry.
     In the event of an acquisition in the wholesale berry business or berry products manufacturing business, any business combination may be difficult to integrate into Nutri Berry's day to day operations. If Nutri Berry does enter into a business combination, there is no assurance that key personnel of such business will want to integrate with Nutri Berry's management and/or business operations.

WE WILL NEED ADDITIONAL CAPITAL TO FURTHER FINANCE OUR BUSINESS PLAN AND SUCH FINANCING MAY BE UNAVAILABLE OR TOO COSTLY AND WOULD REDUCE OUR CURRENT STOCKHOLDERS OWNERSHIP.
     Nutri Berry's ability to research and develop the core process technologies we are planning to utilize, to sustain operation and successful market the Product is dependant upon our ability to secure financing and allocate sufficient funds required to support our research and marketing activity. Additional financing may not be available on favorable terms or even at all. If we raise additional funds by selling shares of common or preferred stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry and other food industry factors.

RISKS  RELATED  TO  OFFERING:

NUTRI BERRY'S PROCEEDS FROM THE MINIMUM OFFERING WILL NOT BE SUFFICIENT TO ENABLE THE COMPANY TO FURTHER IMPLEMENT ITS BUSINESS PLAN IN ANY MEANINGFUL WAY.
     Should Nutri Berry only receive the minimum proceeds from this offering of $50,000, Nutri Berry would only be able to pay the offering costs of $15,000, apply for a listing on the OTC Bulletin Board and have the balance for general corporate expense. Nutri Berry could not further implement its business plan and commence operations in a meaningful way.

MANAGEMENT BENEFICIALLY OWNS 28.71 PERCENT ("ROUNDED-UP") OF OUR SHARES OF COMMON STOCK AND THEIR INTEREST COULD CONFLICT WITH YOURS.
     Our directors and executive officers and other family members and/or affiliates beneficially own 28.71% ("rounded-up") of the shares of our outstanding common stock. As a result, the directors and executive officers collectively are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.

IMMEDIATE  SUBSTANTIAL  DILUTION.
     Upon completion of this offering, purchasers of the shares of common stock offered hereby will experience immediate and substantial dilution of the net tangible book value of their investment in the Company. See "Dilution Table" on page 14.

NO  DIVIDENDS.
     Nutri Berry has never paid any dividends with respect to its shares of common stock and does not anticipate paying dividends on its shares of common stock in the foreseeable future. Any earnings that Nutri Berry may realize in the foreseeable future will be retained to finance the growth of the Company.

ANTI-TAKEOVER  PROVISIONS;  ISSUANCE  OF  PREFERRED  STOCK.
     Nutri Berry's Board of Directors has the authority to issue up to 10,000,000 shares of preferred stock, with a par value of $0.001, in one or more series and to determine the number of shares in each series, as well as the designations, preferences, rights and qualifications or restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Nutri Berry.

FUTURE  SALES  OF  SHARES  OF  COMMON  STOCK  BY OUR EXISTING STOCKHOLDERS COULD
ADVERSELY  AFFECT  OUR  STOCK  PRICE.
     As of the date of the filing, Nutri Berry has 6,199,615 issued and outstanding shares of common stock. Nutri Berry is offering a maximum of 2,000,000 shares of common stock. The remaining shares of common, which are not being registered hereby, are "restricted securities" as defined under Rule 144 or 144(k), a substantial amount of which are available for sale in the public market, subject to the provisions of Rule 144 or 144(k) under the Securities Act, or pursuant to this Registration Statement. Sales of substantial amounts of shares of common stock in the public market, or the perception that such sales will occur, could have a material negative effect on the potential market price of our shares of common stock. This potential problem would be exacerbated if we further issue restricted shares of common stock in exchange for equipment and services, which would cause further dilution. The issuance of restricted shares of common stock is determined solely by Nutri Berry's Board of Directors, however Nutri Berry's Directors are obligated to act in good faith in any and all shares issuances.

WE EXPECT TO ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE TO FINANCE OUR BUSINESS PLAN AND THE POTENTIAL DILUTION CAUSED BY THE ISSUANCE OF STOCK IN THE FUTURE MAY CAUSE THE PRICE OF OUR SHARES OF COMMON STOCK TO DROP.
     As of June 30, 2002, Nutri Berry had outstanding 6,199,615 shares of common stock. Subsequent to the effective date of this offering, and even if Nutri Berry received the maximum proceeds from the sale of the 2,000,000 shares of common stock, we may need to raise additional capital, which may result in the issuance of additional shares of common stock, or debt instruments. Shares of common stock may be issued under an available exemption, a latter registration statement, or both. If and when additional shares of common stock are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our shares of common stock to drop. These factors could also make it more difficult to raise funds through future offerings of the Nutri Berry's shares of common stock.

OUR DIRECTORS HAVE LIMITED LIABILITY AND THEREFORE CANNOT BE HELD LIABLE FOR MONETARY DAMAGES.
     Under the laws of the state of Nevada and Nutri Berry's Articles of Incorporation and Bylaws, the directors cannot be held liable to the Company or to the stockholders for monetary damages for breach of fiduciary duties except under certain limited circumstances.

WE  MAY  NOT  BE  ABLE  TO  LIST  OR  MAINTAIN A TRADING MARKET FOR YOUR SHARES.
     The trading in the Nutri Berry's shares of common stock is dependent on the sponsorship of a license NASD broker/dealer and submission and acceptance by the NASD and a listing on the OTC Bulletin Board, operated by the NASD. Said trading is dependent upon Nutri Berry continuing to be able to comply with Rule 6530 of the NASD, which requires us to file reports as set forth in the Securities Exchange Act of 1934. Because we may not be able to obtain or maintain a listing on the OTC Bulletin Board, your shares may be difficult or impossible to sell. However, if we are unable to qualify for this listing, or if we become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade on over-the-counter market in the "pink sheets". Consequently, selling your shares of common stock would be more difficult because only smaller quantities of shares of common stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of Nutri Berry may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our shares of common stock.

OUR SHARES OF COMMON STOCK ARE A "PENNY STOCK," AND COMPLIANCE WITH REQUIREMENTS FOR DEALING IN "PENNY STOCKS" MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR SHARES OF COMMON STOCK TO RESELL THEIR SHARES OF COMMON STOCK.
     Currently there is no public market for our shares of common stock. If the shares of common stock are listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, our shares of common stock if traded, will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our shares of common stock.
     "Penny stocks" are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange;
     Penny stocks are also stocks that are issued by companies with: net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

IT IS MORE DIFFICULT FOR OUR SHAREHOLDERS TO SELL THEIR SHARES BECAUSE WE ARE NOT, AND MAY NEVER BE, ELIGIBLE FOR NASDAQ OR ANY NATIONAL STOCK EXCHANGE.
     Nutri Berry is not presently, and it is likely that for the foreseeable future we will not be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid of price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ. As a result, it will more difficult for holders of our shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our shares of Common stock

     THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REGARDING FUTURE EVENTS AND OUR PLANS AND EXPECTATIONS. NUTRI BERRY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. IN

ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING NUTRI BERRY AND OUR BUSINESS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS.



USE  OF  PROCEEDS

     The net proceeds to Nutri Berry from the sale of the 2,000,000 shares of common stock at the offering price of $2.50 per share is $5,000,000, less the cost of the offering which is estimated to be $15,000 or $4,985,000. As Mr. Henry Martens, Nutri Berry's President and Board Chairman and Dr. Lou Sawchenko, Nutri Berry's Vice President and Director of Nutri Berry are the only persons allowed to sell this offering, there is no commission being charged to Nutri Berry in connection with this offering.

Net proceeds - if 100% of the shares of common stock (2,000,000 @$2.50) are sold by the Company: $5,000,000
           $2,400,000  Inventory  -  Berry  Crops
            2,000,000  Manufacturing  Equipment
              350,000  Marketing  Costs
              235,000  Working  Capital
               15,000  Offering  Expense
       Total  Use  of  Proceeds:  $5,000,000

Net proceeds - if 50% of the shares of common stock (1,000,000 @$2.50) are sold by the Company: $2,500,000
           $1,000,000  Inventory  -  Berry  Crops
              950,000  Manufacturing  Equipment
              300,000  Marketing  Costs
              235,000  Working  Capital
               15,000  Offering  Expense
         Total  Use  of  Proceeds:  $2,500,000

Net proceeds - if 25% of the shares of common stock (500,000 @$2.50) are sold by the Company: $1,250,000
           $  800,000  Inventory  -  Berry  Crops
              200,000  Marketing  Costs
              235,000  Working  Capital
               15,000  Offering  Expense

Net proceeds if the minimum amount of shares of common stock (20,000 @$2.50) are sold by the Company: $50,000
The $50,000 will be used for the offering expense, the listing of the Company's stock on the OTC Bulletin Board and the balance for general corporate purposes.

DILUTION

     Nutri Berry is authorized to issue a substantial number of shares of common stock, in addition to the shares of common stock comprising the shares of common stock in this offering, up to the authorized share capital of 100,000,000 shares
of  common  stock  and 10,000,000 shares of preferred stock.       The shares of
preferred stock can be issued in such series and with such designated rights and preferences as may be determined by the Board of Directors at its sole discretion. In the event that Nutri Berry does not achieve the maximum proceeds by way of this offering, Nutri Berry will require significant additional financing to fully implement its business plan, and such funding could entail the issuance of a substantial number of additional shares of common stock which could cause material dilution to the investors in this offering.

     As of June 30, 2002, Nutri Berry had a net asset book value of $0.00. The following table sets forth the dilution to persons purchasing shares of common stock in this offering, without considering any changes in Nutri Berry's net tangible book value, except for the sale of the shares of common stock in this offering at a price of $2.50 per share. The net tangible book value per share is determined by subtracting the total liabilities from the tangible assets, divided by the total number of shares of common stock outstanding. The following table reflects the dilution if (1) the minimum amount of 20,000 shares of common stock being sold in this offering; (2) the maximum amount of 2,000,000 shares of common stock being sold in this offering.



                                 Dilution Table





                             Prior to Sale     After Sale of                              Prior to Sale         After Sale of
                             June 30, 2002     20,000 shares                              June 30, 2002       2,000,000 shares

Number of Shares               6,199,615         6,219,615        Number of Shares          6,199,615             8,199,615

Public offering price             n/a             $2.50           Public offering price        n/a                  $2.50
per share                                                         per share
-----------------------------------------------------------------------------------------------------------------------------------

Net tangible book                 .0018           .0098           Net tangible book           .0018                 .6112
value per share of                                                value per share of
common stock before                                               common stock before
the offering                                                      the offering
-----------------------------------------------------------------------------------------------------------------------------------

Net tangible and                                                  Net tangible and
Pro forma net tangible          $11,258.        $61,258.          Pro forma net tangible    $11,258.             $5,011,258.
book value                                                        book value
-----------------------------------------------------------------------------------------------------------------------------------

Increase to net tangible                                          Increase to net tangible
book value per share                                              book value per share
attributable to purchase                                          attributable to purchase
of shares of common                               .0080           of shares of common                               .6094
stock by new investors                                            stock by new investors
-----------------------------------------------------------------------------------------------------------------------------------

Dilution to new investors         n/a             2.492           Dilution to new investors    n/a                  1.8906
-----------------------------------------------------------------------------------------------------------------------------------

     This offering itself involves immediate and substantial dilution to investors. Any shares of common stock issued or shares of preferred stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of common stock purchased in this offering.


DETERMINATION  OF  OFFERING  PRICE

     Nutri Berry arbitrarily determined the price of the shares of common stock in this offering. The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.


PLAN  OF  DISTRIBUTION

     Nutri Berry intends to sell a minimum of 20,000 shares of common stock and a maximum of 2,000,000 shares of common stock to the public on a self-underwriting, not underwritten by a registered broker/dealer, "best efforts" basis. There can be no assurance that any of these common shares of stock will be sold. This offering may only be sold by Mr. Henry Martens, the Company's President and Board Chairman, and Dr. Lou Sawchenko, the Company's Vice-President and Director. There is no commission being charged to the Company, either directly or indirectly by the Company's officers and directors or any persons or firm in connection with solicitation of sales of the shares of common stock. No public market currently exists for the shares of common stock of the Company, however the Company intends to have a registered broker/dealer apply to the NASD to have its shares of common stock listed under the symbol "NTBY" on the OTC Bulletin Board or a regional stock exchange if the Company meets the listing criteria. There is no assurance that the Company will receive the symbol "NTBY".
     If all of the shares of common stock are sold in this offering, the Company will receive a gross proceeds of $5,000,000 less the $15,000 in offering costs, netting the Company $4,985,000. If only the minimum amount of shares of common stock are sold by the Company, then the Company will receive $50,000, less the offering expense of $15,000, netting the Company $35,000 which will be used for general corporate expense and to have a registered broker/dealer apply for a listing on the OTC Bulletin Board, operated by the National Association of Securities Dealers.


DIVIDENDS

     Nutri Berry has no operating revenues, no profits and no dividends accrued for shareholders. At the present time, management does not believe that Nutri Berry will be able to issue a dividend to its shareholders in the foreseeable future or at all. Should Nutri Berry have any retained earnings, the Company will use these retained earning to further and fully develop its business plan.

LEGAL  PROCEEDINGS

     Nutri Berry is not currently nor has ever been a party to any legal proceedings. Further, the officers and directors know of no legal proceedings threatened or anticipated against the Company or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.


DIRECTORS,  OFFICERS,  PROMOTERS,  SIGNIFICANT  EMPLOYEES  AND  CONTROL  PERSONS

     Nutri Berry's employees are the Company's President and Board Chairman, Henry Martens, Vice-President and Director, Dr. Lou Sawchenko and Secretary and Director, Carol Allen. As of the date of this prospectus, Nutri Berry does not have any promoters working for the Company.

Directors  and  Executive  Officers:

     Nutri Berry's officers and directors and control persons are listed below with information about their respective backgrounds:




NAME                          AGE                      POSITION
--------------------------------------------------------------------------------------------------

Henry Martens(1)              58                   CEO/Chairman/President
--------------------------------------------------------------------------------------------------

Lou Sawchenko (2)             56                   Vice President/Director
--------------------------------------------------------------------------------------------------

Carol Allen (3)               54                   Secretary/Treasury/Director
--------------------------------------------------------------------------------------------------



 (1)Mr. Henry Martens was appointed as a member of the Company's Board of Directors on April 15, 2002 .
(2)Dr. Lou Sawchenko was appointed as a member of the Company's Board of Directors on May 15, 2002*.
(3)Carol Allen was appointed as a member of the Company's Board of Directors on April 15, 2002.
*From April 15, 2002 to May 15, 2002, Marie Block served as interim Vice-President and Director being replaced by Dr. Lou Sawchenko.

     All current directors were duly appointed and will hold office until the next annual stockholders' meeting and until their successors have been elected or qualified or until their death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.

     None of the directors holds other directorships in other reporting companies.

     The  Company's  officers,  directors  and  significant employees comprises:

Mr.  Henry  Martens,  President,  CEO  and  Board  Chairman
-----------------------------------------------------------

      Mr. Henry Martens graduated from the University of British Columbia with a Bachelors of Commerce Degree with a major in Economics and International Finance in 1969 and was licensed to practice as a Chartered Account from the University of British Columbia in 1975. Mr. Martens is a former practicing Chartered Account in the Province of British Columbia and a graduate of Price Waterhouse & Co. Mr. Martens does not currently practice as a Chartered Accountant.
     Mr. Martens has been involved in family owned businesses for the last 25 years, specializing in the purchase of undervalued companies.
      From 1996 to 1999, Mr. Martens was employed by Columbia Bible College, of Abbotsford, British Columbia, as Comptroller and to assist in the financial restructuring of the College.
     In 2001, Mr. Martens launched Pacific Agmark to develop a strategy for the marketing, manufacturing and enhancement of nutriceutical berries to the retail, wholesale and institutional markets.
     In April, 2002, Mr. Martens became President, CEO and Board Chairman of Nutri Berry Industries, Inc.

Dr.  Lou  Sawchenko
-------------------

     Dr.  Lou  Sawchenko  holds  the  following  degrees:
          B.A.  -  Providence  College,  Winnipeg,  Manitoba  -  1968
          M.A.  -  Bethel  Theological  Seminary  -  1975
          PhD  -  University  of  Alberta  -  Education  and  Business

     Dr.  Lou  Sawchenko's  professional  experience  is  as  follows:
           1972-1975  Business  and  Educational  Consultant,  United States and
                      Canada
           1975-1978  Assistant  Professor  -  Vancouver  Bible College, British
                      Columbia
           1978-1986 Associate Professor - Taylor University College, Alberta 1986-1990 College President - Milner College of the Bible -
                      Saskatchewan
           1990-1992  University  Administrator  -  Trinity  Western University,
                      British Columbia
           1992-1999  University  Senior  Administrator  -  Trinity  Western
                      University, British  Columbia
           1997-2000  University  Professor  of  Business  - Trinity Western
                      University, British Columbia
           2000-2002  Fraser  Valley  RV  Center  -  Senior  Management
           2002-      Management  Action  Program  Canada,  Senior  Consultant

Ms.  Carol  Allen
-----------------

     Ms. Allen is a graduate of Seattle University in 1972, with a degree in physical education. From 1972 to 1977, Ms. Allen worked in law enforcement, retiring from law enforcement in 1977 as a result of a job related injury. Since 1977, Ms. Allen has been involved in the food industry and is presently the President and CEO of Allen Catering, a full service catering and event business.


EXECUTIVE  COMPENSATION

     Currently, the officers and directors receive no cash compensation and provide services to the Company on an ad hoc basis. Nutri Berry has issued shares of common stock to compensate the officers and directors for their services until December 31, 2002 on the following basis. There are no provisions for the issuance of shares of common stock for future services.

     The following shares of common stock were issued for officers and directors services to December 31, 2002:





Mr. Henry Martens  President & Board Chairman         250,000 shares
-----------------  ---------------------------------  --------------

Dr. Lou Sawchenko  Vice-President & Director          100,000 shares
-----------------  ---------------------------------  --------------

Carol Allen        Secretary & Director                 5,000 shares
-----------------  ---------------------------------  --------------

Marie Block        Interim Vice-President & Director    2,500 shares
-----------------  ---------------------------------  --------------





            SUMMARY COMPENSATION TABLE OF SHARES ISSUED FOR SERVICES
            ________________________________________________________
            NAME  &                                         OTHER
            PRINCIPAL                                       ANNUAL
            POSITION              YEAR    SALARY   BONUS    EXPENSES
            ________________________________________________________

            Henry Martens         2002    None     None     $250.*
            President/Chairman

            Lou  Sawchenko        2002    None     None     $100.*
            V.  Pres/Director

            Carol  Allen          2002    None     None       $5.*
            Secretary/Director

            Marie  Block          2002    None     None       $2.50*
            Interim  VP/Director
            ________________________________________________________

     *This amount represents the amount of shares of common stock issued to each of the above, valued at the par value of $.001 for accounting purposes.

     If the Company is successful in the sale of at least fifty percent (50%) of the shares of common stock by way of this offering, the Company plans on compensating Mr. Henry Martens, President, CEO and Board Chairman, a yearly salary of $100,000; and Dr. Lou Sawchenko, Vice-President and Director, a yearly salary of $60,000. There are no employment agreements with either Mr. Henry Martens or Dr. Lou Sawchenko. When, as and if Nutri Berry becomes profitable and produces commensurate cash flow from operations, then the Company's Board of Directors will decide the level of reasonable salary for Nutri Berry's executives and other employees, commensurate with their time and services.
     Nutri Berry currently has no employee stock option, annuity, or pension plans in place although the Company does intend to provide these all or a portion of these benefits at some future date if the Company can establish sales and positive cash flow.


SECURITY  OWNERSHIP  OF  OFFICERS,  DIRECTORS,  AND  CERTAIN  BENEFICIAL  OWNERS

     The following table sets forth, as of June 30, 2002, Nutri Berry's shares of common stock issued and outstanding owned of record or beneficially owned by each executive officer and director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of its shares of common stock, and the share holdings of all executive officers, directors and significant employees as a group. Each person has sole voting power with respect  to  the  shares  of  common  stock  shown.
________________________________________________________________________________

Name                         Shares  of  Common              Percentage  of
                                Stock  Owned                 Shares  Owned
________________________________________________________________________________

Henry  Martens                   1,250,000                      20.16 %*
President/Chairman

Henry  Martens  c/o
Pacific  Agmark  -  50,000          25,000                       .045 %*
Shares  (50%  owned  by
Henry  Martens)

Lou  Sawchenko                     100,000                      1.613 %*
V.  Pres./Director

Carol  Allen                         5,000                       .008 %*
Secretary/Director

Elnora  Martens,                   200,000                      3.226 %*
wife  of  Henry  Martens

Michael  Martens,                  200,000                      3.226 %*
son  of  Henry  Martens
________________________________________________________________________________

ALL  OFFICERS,  DIRECTORS
AND  CERTAIN  BENEFICIAL
OWNERS  AS  A  GROUP             1,780,000                      28.71 *
*These figures are "rounded off" as the some of the digits are significantly extended.


DESCRIPTION  OF  SECURITIES

     The following is a summary description of our capital stock and certain provisions of our Articles of Incorporation and By-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

                                     General

     The following description of the Company's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by the Company's Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, any by the applicable provisions of Nevada law.

Common  Stock
     Our authorized capital common stock consists of 100,000,000 shares of common stock, with a par value $.001 per share of common stock.
     The holders of the shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Nutri Berry's Articles of Incorporation and By-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred  Stock
     Our authorized capital preferred stock consists of 10,000,000 shares of preferred stock, with a par value of $0.001 per share of preferred stock. No shares were issued and outstanding as of June 30, 2002. Each share of preferred stock is entitled to dividends when, and if, declared by the Board of Directors. There are currently no voting, conversion and liquidation rights, nor redemption or sinking fund provisions for the preferred stock.

     The holders of shares of common stock of the Company do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

     The holders of shares of common stock are entitled to dividends, out of the funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the near future. Each outstanding share of common stock entitles a holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution of winding up of the affairs of the corporation, the Company's shareholders are entitled to receive, ratably, the net assets of the Company available to shareholders after payment to all creditors. Article IV of the Company's Articles of Incorporation states that:
"The holders of the preferred shares and common shares are entitled to receive the net assets of the Company upon dissolution. The Board of Directors can restructure the issued and outstanding shares with respect to a forward or reverse split, without a shareholders meeting, general or special meeting, providing that 50% of the shareholders agree to the share reorganization within the limits of the share capitalization of 100,000,000 shares of common stock and or 10,000,000 shares of preferred stock". Article V of the Company's Articles of Incorporation states that "Any such change of the Bylaws must be agreed to by the majority of the shareholders. The Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications, terms of office or extraordinary powers with first securing the approval of the majority (50% or more) of the shareholders. Such majority approval may be obtained by the Board of Directors, without the necessity of a special or extraordinary general meeting of the corporation's shareholders. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax". Article II of the Company's Bylaws provides for an annual stockholders meeting to be held on or before June 30th or each year at 11:00 AM, at which time the shareholders shall elect a Board of Directors (every two years or otherwise appropriate) and transact any other appropriate business. The shareholders have the right to effect a change of control at the annual meeting. Special meetings of the shareholders may be called by the Board of Directors or such additional persons as may be deemed authorized by the Board of Directors provided in the Articles and Bylaws and amendments.

     As of the date of this prospectus, there are 6,199,615 shares of common stock among 76 shareholders of record. There are no warrants or options issued as of this date. There are no stock option plans if effect for officers, directors and significant employees. The Company's officers and directors have been issued a total of 357,500 shares of common stock in exchange for their services. Mr. Henry Martens owns a total of 1,275,000 shares of the Company's common stock; 250,000 shares of common stock for officers and directors services, 1,000,000 shares of common stock that were purchased from a previous shareholder and 50% of the 50,000 shares of common stock owned by Pacific Agmark. Mr. Henry Martens owns 50% of the Pacific Agmark partnership or 25,000 shares of the Company's common shares beneficially. Mrs. Elnora Martens, the wife of Henry Martens owns 200,000 shares of the Company's common stock.


DESCRIPTION OF BUSINESS

     Nutri Berry Industries, Inc. ("Nutri Berry" or the "Company") is a Nevada corporation and is in its development stage. It has had no operating revenues to date. Nutri Berry incurred operating losses of $32,452 from Inception to June 30, 2002. Nutri Berry expects its accumulated deficit to grow for the foreseeable future. The predecessor company, Goldfish Resources, Inc., changed its domicile to the state of Nevada and became Goldfish Industries, Inc. In July 1999, Goldfish Industries, Inc. was in the exploratory phase of developing a Cuban-seed, Dominican Republic manufactured cigar business with the cigar products to be marketed in North America. Due to the high cost of the cigar industry business entry and the social pattern of cigar smoking diminishing in the North American market, the project was abandoned.
     New management took control of the predecessor company, Goldfish Industries, Inc., in April 2002, and the Company commenced operations in the wholesale produce business, specifically in the wholesale bulk purchase of certain berry crops from the Fraser Valley of British Columbia, Canada. Nutri Berry's current business objective is that acquisition and redistribution of fresh, frozen, concentrated, dried and powdered blueberry, cranberry and raspberry crops (the "Product"). The market for Nutri Berry's Product is (1) the general food industry manufacturers; and (2) the nutriceutical industry manufacturers.
     On April 29, 2002, Nutri Berry entered into a Purchase and Sale Agreement with Pacific Agmark, a partnership in the Province of British Columbia, Canada to acquire all of Pacific Agmark's market research in the wholesale produce business and their business of establishing distribution channels, potential clients and berry growers for $80,000 USD. Pacific Agmark is partnership with Nutri Berry's President and Board Chairman, Mr. Henry Martens owning fifty percent (50%) of Pacific Agmark. This agreement is considered a related party transaction. See Exhibit 10.1. Also on April 29, 2002, Nutri Berry entered into a Crop Purchase Agreement with Gladwin Farms, Ltd. of Abbotsford, British Columbia, to purchase bulk berry crops. See Exhibit 10.2.
     Nutri Berry's management believes that the general population is becoming increasingly proactive in health awareness and purchasing foods and supplements that have a functional purpose in the diet as well as high nutrient content. Nutri Berry plans to capitalize on this emerging "nutriceutical" industry.

Nutri Berry is dependent on this offering to enter into the processing partnership opportunities in the industrial functional food and nutriceutical market. In the event that Nutri Berry is able to receive a fifty percent (50%) of the proceeds in this offering, Nutri Berry will dedicate a portion of its business operations to the "value added" or specialty berry business (blueberry and cranberry). The nutriceutical industry has identified these berries as having a number of health and wellness benefits. Mainstream health and vitamin stores such as GNC carry a number of berry derivative supplements for a number of maladies. Nutri Berry could take advantage of a number of synergistic vertically integrated strategic alliances and/or joint venture partnerships in the production of a number of "value added" or specialty berry nutriceutical products. If Nutri Berry is only able to receive 25% of the proceeds of this offering, then Nutri Berry would sell their inventory to unrelated third party purchasers and build the business from the potential profits generated from the sale of the inventory and/or additional financing.

                        The Company's Operations to Date:

    Since new management took control of Nutri Berry in April 2002, the Company has been developing and implementing its business plan and has entered into an agreement with Gladwin Farms, Ltd. to purchase their berry crops providing that Nutri Berry is successful in this offering and/or "pre-sells" those crops to "credit worthy" general food industry customers. Major general food industry manufacturers' purchase orders are "bankable" and Nutri Berry will be able to secure the berry crops from Gladwin Farms, Ltd. by virtue of those purchase orders and Nutri Berry will be able to take the profit margin when the manufacturers take delivery of the berry crop owned by Gladwin Farms, Ltd. and contracted to Nutri Berry at a pre-determined price.
     Nutri Berry has identified key components of the emerging nutriceutical industry and other processed food product industries growth segment:
     Segment  A  -  Nutriceutical  Industry
     ----------
          a) Identify and promote high value, secondary level processing opportunities for the specialty berry market.
          b) Identify and deliver nutriceutical grade products to the cereal and institutional market.
     Segment  B  - Farmgate Production ("Farmgate" means the farmer's raw crops)
     ----------
          a) Nutri Berry, through strategic alliances and support to the primary food processor, desires to intake fresh berries, separate process grade and market to a finished product, all in one location, in association with a strategically placed food processor.
          b) The thrust for the coming year is to assist the food processor to procure blast freezing and laser sorting equipment to increase quality and efficiency of bulk berried and to develop retail market packaging.
     Segment  C  -  Health  Bars  &  Other  Finished  Products
     ----------
          a) Nutri Berry intends to continue to develop technologies and build, and/or form a strategic partnership with a "state of the art" drying facility to dry whole frozen berries for the production of high nutriceutical value dried powders to the enrobing into health bars in the health and natural food markets.
          b) Develop other products suitable for the health and natural food markets.

     Segment  D  -  Encapsulated  Health  and  Wellness  Products
     ----------
          a) Nutri Berry will continue to develop technologies, in conjunction with a potential joint venture partner, and/or form a strategic alliance partnership with a "state of the art" drying facility to dry whole berries for the production of high nutriceutical value dried encapsulated powders for the health and natural food sector. Nutri Berry is associated with soil scientists with laboratory soil testing who can provide the test results on the potency of the "value added" specialty berries. Nutri Berry strives to meet or exceed the potency of the "value added" specialty berries currently being offered to manufacturers in the nutriceutical industry.
          b) Nutri Berry, in association with potential strategic alliances, has also identified emerging markets in the Far East, Europe, and the Middle East for the Nutri Berry Product. This includes developing a product line of Kosher and Certified Organic products.
     Segment  E  -  Functional  Food  Sector
     ----------
          a) Nutri Berry desires to continue to develop technologies and build, and/or form a strategic partnership with a "state of the art" drying facility to sugar infuse and dry whole frozen berries for the retail food, bulk food and industrial food and beverage processing sector.
          b) Nutri Berry intends to establish a separate marketing team for this market segment.

     Nutri Berry intends to use the proceeds from this offering to establish its inventory, sales and marketing business for sale primarily in the North American market. Nutri Berry's philosophy has been to search for various targets of opportunity and specialty markets that would provide revenues to the Company.

     Nutri Berry has reached no substantive stage in its discussions with any potential synergistic strategic alliance or joint venture partner, although Nutri Berry has identified a number of potentially synergistic companies that would be conducive to such a strategic alliance, joint venture partnership and/or business combination. While there have been discussions about several possible synergistic partnerships and business combinations, much depends upon Nutri Berry's approval for a public offering of its shares of common stock. Each potential strategic alliance, joint venture partnership and/or business combination may require Nutri Berry to issue shares of its common stock which would dilute investors' ownership, but could possible result in a positive effect on Nutri Berry's balance sheet from the added value created as a result of each potential strategic alliance, joint venture partnership and/or business combination. There can be no assurance, however, that these potential strategic alliances, joint venture partnership and/or business combination will favorably affect the Company or its shareholders in any material way.

                               Sources of Revenues

     Through June 30, 2002, Nutri Berry has received no revenues from operations nor has it sold any of its products. If Nutri Berry can realize its goals as set forth above, revenue could potentially come from sales of the Product.

                               Marketing Strategy

     Nutri Berry plans to achieve its goals by targeting new, high margin product niches. Nutri Berry's goal is to maintain and nurture the potential alliances with the fresh markets as well as the established high value, secondary level processing opportunities in the blueberry, cranberry and specialty berry market.

     Nutri Berry will aggressively target markets, target distributors and whole berry brokers across North America, Europe and the Far East. Management of Nutri Berry will attend major national and international trade shows and exhibitions including nutriceutical, pharmaceutical, natural food and food technologist shows. Nutri Berry's competitive advantage is that we are operating from the farmgate source of the Product with complete vertical integration opportunities for the Product and the Product markets. To keep ahead of the inevitable competition from the multi-national pharmaceutical and nutriceutical established corporations, Nutri Berry plans to align itself with companies that are on the leading edge of technology and scientific innovation in the general food and nutriceutical industries.

     Nutri Berry will customize operations to suit a potential strategic alliance partner or joint venture partner and the combined interest of the potential partnership to customize food and/or nutriceutical products to the target industry and market demands.

         Potential Strategic Alliances and/or Joint Venture Partnerships

     Nutri Berry's management has developed a strategy of identifying business combination opportunities within the strategic alliance mandate. Nutri Berry's approach is to work in stages to develop the relationship with the target companies by providing management and marketing support for the Product. Management believes that this strategy will facilitate efficiencies and growth potential of the target company. The potential stages of this activity are as follows:
          o Phase 1 - Negotiate and acquire the marketing rights to the target company.
          o Phase 2 - Identify areas of synergy within the expanded vertically integrated partnership and pursue these avenues through marketing and administrative support.
          o Phase 3 - Acquire the specific equipment to facilitate expanded sales through the target company.
          o Phase 4 - Provide an acquisition, joint venture partnership or other business combination option for the target company.


MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION

     The following is our plan of operation for the following 12 months, and should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

     Nutri Berry is a development stage company that is in the wholesale produce business, specifically in the wholesale bulk purchase of certain berry crops from the Fraser Valley, British Columbia, Canada. Nutri Berry's immediate business objective is the acquisition and redistribution of fresh, frozen, concentrated, dried and powdered blueberry, cranberry and raspberry crops (the "Product"). The Product and services that we intend to offer are described in the "Business" description. Nutri Berry has generated no revenues to date.

                                     General

     All phases of Nutri Berry's operations are subject to influences outside of the Company's control. Any one, or a combination, of these factors could materially affect the results of the Company's operations. These factors include competitive pressures, interest rates fluctuations, inflation, especially on equipment purchases, and other market conditions. Forward-looking statements are made by or on behalf of the Company based on knowledge of its business and the environment in which it operates, but because of the factors listed above, as well as other commercial, environmental and business factors over which the Company has no control, actual results may differ from those in the forward-looking statement. Consequently, all of the forward-looking statements made are qualified in their entirety by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected effect on the business and/or operations of the Company.

     The Company has had no revenues since its inception in August, 1996, due to the fact that the Company is in the development stage mode. New management took over the Company in April, 2002. As of June 30, 2002, the Company had a net loss of $32,452 since inception.

     Nutri  Berry  incurred  operating losses of $32,452. from Inception to June
30, 2002. Nutri Berry expects its accumulated deficit to grow for the foreseeable future as total costs and expenses increase due principally to increased marketing expense associated with its plans to undertake trials of its Product and services. There can be no assurances that Nutri Berry will be success in the further implementation of its business plan or to successful generate sales of the Product to have sufficient revenues to allow the Company to operate profitably.

     For the six months ending June 30, 2002, general and administrative expenses were $31,215.

     Nutri Beery does not expect to generate a positive internal cash flow for at least the next two years due to expected increase in spending for salaries and the expected costs of marketing and sales activities.

     Nutri Berry currently has limited internal and external sources of liquidity.

     At this time Nutri Berry has no material commitment for capital expenditures.

     There are no known trends, events or uncertainties that are expected to have a material impact on the net sales and income from operations of the Company. The industry and the needs of the market are well established. The Company believes that it will serve a niche market with its Product and services that has yet to be served adequately. The Company's business is not subject to seasonal aspects. Even though the farming aspect of the growing of the Product is seasonal, food processing technologies allow these crops to be processed and stored on a yearly basis and not subject to a seasonal cycle.

           Plan of operation for the next twelve months is as follows:

     In order for Nutri Berry to further implement its initial business plan and to commence meaningful business operations through the end of December 31, 2002, the Company must raise at least 25% of the proceeds offered by the sale of common stock in this offering or $1,250,000. The Company anticipates that it will obtain orders for its Product that are able to be financed through traditional methods such as purchase order financing, account receivable financing, or letters of acceptance and letters of credit. There is no assurance that the Company will be able to achieve meaningful sales volume or any sales at all.


DESCRIPTION  OF  PROPERTY

     Nutri Berry owns no property. Nutri Berry's principal office is located at 20269 Fraser Highway, British Columbia, Canada V3A 4E7, which is located within the offices of the Company's President and Board Chairman, Mr. Henry Martens.


CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     Mr. Henry Martens, the Company's President and Board Chairman, owns 1,250,000 shares of common stock of the Company. Mr. Martens was issued 250,000 shares of common stock for officers and directors services and Mr. Martens previously purchased 1,000,000 shares of common stock from a previous shareholder. Mrs. Elnora Martens owns 200,000 shares of common stock that was purchased from a previous shareholder. Mr. Martens is 50% owner of a British Columbia partnership, Pacific Agmark, which entered into a Purchase and Sale Agreement with the Company on April 29, 2002. This agreement provides that the Company will receive all of the research, marketing studies, business contacts, and clients of Pacific Agmark for $80,000. This is a related party transaction. Pacific Agmark owns 50,000 shares of common stock that was purchased from a previous shareholder.
     On June 15, 2002, the Company entered into a contract with Nutri Berry Corporate Services, Inc., a British Columbia, Canada corporation to have Nutri Berry Corporate Services, Inc. provide all sales and marketing services, management services, bookkeeping services and to represent the Company in their

Canadian contracts. The Company will pay to Nutri Berry Corporate Services, Inc. a fee of $9,000 USD per month in addition to direct expenses, approved by the Company. Mr. Michael Martens, President of Nutri Berry Corporate Services, Inc., is the son of the Company's President and Board Chairman, Mr. Henry Martens. Mr. Michael Martens has managed several family-owned businesses within the province of British Columbia. Mr. Michael Martens and is the holder of 200,000 shares of common stock of Nutri Berry and is considered an affiliate.
     Neither Mr. Martens nor any other officer, director or possible nominee for election as a director of the Company, nor is the owner of five percent or more of the Company's outstanding shares of common stock, nor has any member of their immediate families entered into or proposed any transaction, other than that as described in this prospectus, in which the amount involved exceeds $1,000. There are no stock options offered to any officer, director or significant employee or any other remuneration contracts except as otherwise described in this prospectus.
     There are no parent companies to the Company and no other control persons or entities other than as described in the prospectus.


MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

     As of the date of this prospectus, there are 6,199,615 shares of common stock issued and outstanding. No established public market presently exists for the Company's securities. The Company has no shares of common stock equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common stock equity.
     There are 5,825,150 shares of common stock that could be sold into the public marketplace under the provisions of Rule 144 or 144(k). These shares were issued over two years ago under the exemption provisions provided in
Section 4 (2) of the Securities Act of 1933, as amended. This exemption is based upon the limited number of offerees, their relationship to the Issuer, the shareholder's status as to being sophisticated investors, the amount of securities offered in such offering, and the manner in which such offering was effected. Upon effectiveness of this registration statement that includes this prospectus, a portion of the Company's shares of common stock will be eligible for sale as described above. Of the 5,825,150 shares of common stock that may be eligible for sale under Rule 144 or Rule 144(k), 1,025,000 shares of common stock are owned by Mr. Henry Martens (1,000,000 directly and 25,000 through the ownership of Pacific Agmark) and 200,000 shares of common stock are owned by Henry Marten's wife, Mrs. Elnora Martens, and 200,000 shares of common stock owned by Mr. Michael Martens. In addition to the holding requirement under Rule 144 and Rule 144(k), Mr. Henry Martens is an officer, director and majority shareholder of the Company which places further restrictions on his possible sale of shares of common stock.
     There are no shares of common stock of the Company that are subject to registration rights. There are no other shares of common stock agreements that are subject to registration rights.

     There are no shares of common stock subject to any stock option contract or any other contract. There are no stock option contracts for any officer, director of significant employees and none contemplated.
     To date, the Company has not paid any dividends on its shares of common stock and does not expect to declare or pay any dividends on its shares of common stock in the foreseeable future. The payment of any dividends will depend upon the Company's future earnings, if any, its financial condition, and other factors as deemed relevant by the Company's Board of Directors.
      The Company's shares of common stock may be considered a "penny stock" if it is traded at a price at under $5.00 or other factors. Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for "penny stocks" has suffered in recent years from patterns of fraud and abuse. Such patterns include:
     (1) Control of the market for the security by one or a few broker/dealers that are often related to the promoter or to the Company;
     (2) Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
     (3) "Boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     (4) Excessive and undisclosed bid-ask differentials and markups by selling broker/dealers; and
     (5) The wholesale dumping of the same securities by promoters and broker/dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. One or more of the above could cause the investor to lose all or part of the investment.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Company's Articles of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE  YOU  CAN  FIND  MORE  INFORMATION

     Upon effectiveness of this registration statement we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at their website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.
     We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock for sale in a public offering. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us, or our shares of common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.


TRANSFER  AGENT

     Nutri Berry's transfer agent is Signature Stock Transfer, 14675 Midway Road, Suite 221, Addison, Texas 75001; telephone (972) 788-4193, fax (972) 788-4194


INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     These experts have been retained in connection with the registration of this offering of the Company's shares of common stock. Mr. Richard Leedy, Attorney at Law, 44 West 3rd South #703, Salt Lake City, Utah 84101 was retained to provide the legal opinion regarding the corporation in connection with this offering. Mr. Richard Leedy does not own any shares of common stock of the Company. Ms. Merri Nickerson, of 4711 South Farr Road, Spokane, Washington 99206 has been engaged to provide the audited financial statements of June 30, 2002 of the Company in connection with this offering. Ms. Merri Nickerson does not own any shares of common stock of the Company.


            YOU MAY ONLY RELY UPON THE INFORMATION IN THIS PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell shares of Common stock in any state where the offer or sale is not permitted.

FINANCIAL  STATEMENTS
---------------------

Report  of  Independent  Certified Public Accountant                         32

Statement of Financial Position for the Interim Period
Ended June 30, 2002 and Years Ended December 31, 2001, 2000,
and Period from August 16,1996 to December 31,1999                           33

Statement of Loss and Accumulated Deficit for the Six Months
Ended June 30, 2002 and Years Ended December 31, 2001, 2000,
and the Period August 16, 1996 (Date of Inception) to December 31, 1999      34

Statement of Changes in Stockholders' Equity for the Period
August 16, 1996 (Date of Inception) to June 30, 2002                         35

Statement of Cash Flows for the Interim Period Ended June 30, 2002
and Years Ended December 31, 2001, 2000 and Period from August 16,1996
to December 31,1999                                                          37

Notes  to  Financial  Statements                                             38

                              MERRI NICKERSON, CPA
                                4711 S. FARR RD.
                               SPOKANE, WA  99206
                                 (509) 928-2495
                               FAX (509) 892-2166


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Nutri Berry Industries, Inc.
Langley,  British  Columbia

I have audited the accompanying Statement of Financial Position of Nutri Berry Industries, Inc. (formerly Goldfish Industries, Inc.) as of June 30, 2002 and for the years ending December 31, 2001 and 2000 and the Period from August 16, 1996 (date of inception) through December 31, 1999 and the related Statements of Loss and Deficit, Statements of Cash Flows for period then ended and Statements Changes in Shareholder's Equity. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted accounting standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutri Berry Industries, Inc. as of June 30, 2002 and for the years ending December 31, 2000 and 2001 and the Period from August 16, 1996 (date of inception) through December 31, 1999 and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Nutri Berry Industries, Inc. will continue as a going concern. As discussed in Note 4 to financial statements, Nutri Berry Industries, Inc. is engaged in new operations and the ability to continue to exist as a going concern relies on the company's ability to obtain adequate financing and to generate sufficient sales. Management plans in this regard are described in Note 4. The financial statements do not include any adjustment that might result from the outcome of the uncertainty of future agreements, financing or sales.



/s/ Merri Nickerson
Merri  Nickerson,  CPA
Spokane,  WA
July  2,  2002

                          NUTRI BERRY INDUSTRIES, INC.
                      (Formerly Goldfish Industries, Inc.)
                          (A Development Stage Company)

             STATEMENT OF FINANCIAL POSITION FOR THE INTERIM PERIOD
          ENDED JUNE 30, 2002 AND YEARS ENDED DECEMBER 31, 2001, 2000,
               AND PERIOD FROM AUGUST 16,1996 TO DECEMBER 31,1999
               ==================================================



                                                  INTERIM PERIOD                                       AUG. 16, 1996
                                                  JUNE 30, 2002     DEC. 31, 2001    DEC. 31, 2000    TO DEC. 31, 1999
                                                 ----------------  ---------------  ---------------  ------------------
ASSETS
CURRENT ASSETS
   Cash                                          $        19,820   $            -   $            -   $               -
   Accounts Receivable

      Total Current Assets                       $        19,820   $            -   $            -   $               -
                                                 ----------------  ---------------  ---------------  ------------------



   Goodwill                                      $        80,000   $            -   $            -   $               -
                                                 ----------------  ---------------  ---------------  ------------------

   Total Other Non-Current Assets                $        80,000   $            -   $            -   $               -
                                                 ----------------  ---------------  ---------------  ------------------

TOTAL ASSETS                                     $        99,820   $            -   $            -   $               -
                                                 ================  ===============  ===============  ==================


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

   Accounts Payable                              $             -   $            -   $            -   $               -
                                                 ----------------  ---------------  ---------------  ------------------

      Total Current Liabilities                  $             -   $            -   $            -   $               -

LONG TERM LIABILITIES

   Loan from Shareholder                         $        88,562   $            -   $            -   $               -
                                                 ----------------  ---------------  ---------------  ------------------

               Total Long Term Liabilities       $        88,562   $            -   $            -   $               -

               Total Liabilities                 $        88,562   $            -   $            -   $               -

STOCKHOLDERS' EQUITY

   Common Stock $0.001 par value
      100,000,000 shares authorized
      6,199,615 shares issued and
      outstanding                                $           400

   Preferred Stock $0.001 par value
               10,000,000 authorized
               No shares issued and outstanding

   Capital in Excess of Par Value                         43,310            1,238            1,238               1,238

   Deficit accumulated during
   the development stage                                 (32,452)          (1,238)          (1,238)             (1,238)
                                                 ----------------  ---------------  ---------------  ------------------

               Total Stockholders'  Equity       $        11,258   $            -   $            -   $               -

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                             $        99,820   $            -   $            -   $               -
                                                 ================  ===============  ===============  ==================

   The accompanying notes are an integral part of these financial statements.

                          NUTRI BERRY INDUSTRIES, INC.
                      (Formerly Goldfish Industries, Inc.)
                          (A Development Stage Company)


                    STATEMENT OF LOSS AND ACCUMULATED DEFICIT
 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND YEARS ENDED DECEMBER 31, 2001, 2000,
     AND THE PERIOD AUGUST 16, 1996 (DATE OF INCEPTION) TO DECEMBER 31, 1999
     =======================================================================


                                             INTERIM PERIOD                                       AUG. 16, 1996
                                             JUNE 30, 2002     DEC. 31, 2001    DEC. 31, 2000    TO DEC. 31, 1999
                                            ----------------  ---------------  ---------------  ------------------
REVENUE                                     $             1   $            -   $            -   $               -
                                            ----------------  ---------------  ---------------  ------------------

OPERATING EXPENSES
   Organizational expenses                                    $             -   $            -   $           1,238
   General & Admin. Expenses                          31,215                -                -                   -
                                            ----------------  ---------------  ---------------  ------------------

      Total Operational expenses                      31,215                -                -               1,238
                                            ----------------  ---------------  ---------------  ------------------

LOSS FROM OPERATIONS                        $       (31,214)  $            -   $            -   $          (1,238)
                                            ================  ===============  ===============  ==================


NET (LOSS)                                          (31,214)               -   $            -              (1,238)

ACCUMULATED DEFICIT BEGINNING OF PERIOD              (1,238)          (1,238)          (1,238)                  -
                                            ----------------  ---------------  ---------------  ------------------

ACCUMULATED DEFICIT END OF PERIOD           $       (32,452)  $       (1,238)  $       (1,238)  $          (1,238)
                                            ================  ===============  ===============  ==================


NET LOSS PER COMMON SHARE

   Basic                                                  -                -                -                   -


WEIGHTED AVERAGE
OUTSTANDING SHARES
   Basic                                          5,863,775        5,800,000        5,800,000           5,800,000

   The accompanying notes are an integral part of these financial statements.

                          NUTRI BERRY INDUSTRIES, INC.
                      (Formerly Goldfish Industries, Inc.)
                          (A Development Stage Company)


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD AUGUST 16, 1996 (DATE OF INCEPTION) TO JUNE 30, 2002
      ===================================================================



                                                                      COMMON STOCK             CAPITAL IN
                                                                      -------------             EXCESS OF       ACCUMULATED
                                                                   SHARES      AMOUNT           PAR VALUE         DEFICIT
                                                                ---------     -------         -----------     -------------
Balance August 16, 1996                                                 -      $    -           $       -       $        -

   Issuance of common stock for predecessor Corporation
      Organization expenses - Aug. 20, 1996                            80                           1,238                -

   Issuance of common stock
      for officer's and director's services - July 28, 1999        20,000           -                   -                -

   Issuance of common stock for
       Agreement with Golden Gate
       Marketing July 28, 1999                                  5,790,000           -                   -                -

   Issuance of common stock
       for services - July 30, 1999                                59,920           -                   -                -

   Issuance of common stock
       for prepaid advertising expenses - August 1, 1999           10,000           -                   -                -

   Return of common stock
       August 5, 1999                                             (80,000)          -                   -                -

   Net operating Loss for the year ended
       December 31, 1996                                                -           -                   -           (1,238)

   Net operating Loss for the year ended
       December 31, 1997                                                -           -                   -                -

   Net operating Loss for the year ended
       December 31, 1998                                                -           -                   -                -

   Net operating Loss for the year ended
       December 31, 1999                                                -           -                   -                -

   Net operating Loss for the year ended
       December 31, 2000                                                -           -                   -                -

   Net operating Loss for the year ended
       December 31, 2001                                                -           -                   -                -
                                                                ---------     -------         -----------     -------------


       BALANCE DECEMBER 31, 2001                                5,800,000     $     -         $     1,238     $     (1,238)

                                       35

   Issuance of common stock
       for services - May 28, 2002                                357,500         358                   -                -

   Issuance of common stock
       at $1.00 par value - May 28, 2002                           25,150          25              25,123                -

   Issuance of common stock
       at $1.00 par value - June 27, 2002                          16,965          17              16,949                -

   Issuance of common stock
       June 30, 2002                                                    -           -                   -          (31,214)
                                                                ---------     -------         -----------     -------------

       BALANCE JUNE 30, 2002                                    6,199,615     $   400         $    43,310     $    (32,452)
                                                                =========     =======         ===========     =============

   The accompanying notes are an integral part of these financial statements.

                          NUTRI BERRY INDUSTRIES, INC.
                      (Formerly Goldfish Industries, Inc.)
                          (A Development Stage Company)


                 STATEMENT OF CASH FLOWS FOR THE INTERIM PERIOD
           ENDED JUNE 30, 2002 AND YEARS ENDED DECEMBER 31, 2001, 2000
               AND PERIOD FROM AUGUST 16,1996 TO DECEMBER 31,1999
               ==================================================



                                                              INTERIM PERIOD                                     AUG. 16, 1996
                                                              JUNE 30, 2002    DEC. 31, 2001   DEC. 31, 2000    TO DEC. 31, 1999
                                                             ----------------  --------------  --------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Loss for period                                      $       (31,214)  $            -  $            -  $          (1,238)
                                                             ----------------  --------------  --------------  ------------------

        Net cash provided or (used) by operating activities          (31,214)               -               -             (1,238)


CASH FLOWS FROM INVESTING ACTIVITIES

    Loan from Shareholder                                             88,562                -               -                  -
                                                             ----------------  --------------  --------------  -----------------

        Net cash provided or (used) by investing activities           88,562                -               -                  -


CASH FLOWS FROM FINANCING ACTIVITIES
    Acquisition of Goodwill                                          (80,000)
    Sale of common stock                                                 400
    Capital in Excess of Par Value                                    42,072                -               -              1,238
                                                             ----------------  --------------  --------------  ------------------

        Net cash provided or (used) by investing activities          (37,528)               -               -              1,238


NET INCREASE (DECREASE) IN CASH                                       19,820                -               -                  -

CASH AT BEGINNING OF PERIOD                                                -                -               -                  -


CASH AT END OF PERIOD                                        $        19,820   $            -  $            -  $               -
                                                             ================  ==============  ==============  ==================


   The accompanying notes are an integral part of these financial statements.

                          NUTRI BERRY INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.     THE  COMPANY
       ------------

Nutri Berry Industries, Inc. was established as a Canadian Corporation (Goldfish Resources, Inc.) on August 16, 1996 in the jurisdiction of British Columbia, Canada.

On July 20, 1999, the Company was organized as Goldfish Industries, Inc. under the laws of the State of Nevada and changed its domicile to the state of Nevada by virtue of a Plan of Merger and Reorganization and Change of Domicile with the Nevada corporation on August 3, 1999 adopted by the Board of Directors of each corporation. By this merger, each share of stock in the non-survivor corporation will be exchanged on a one to one (1:1) basis in the survivor corporation. The survivor corporation will be the Nevada corporation. All assets, liabilities and obligations were vested in this survivor corporation.

The Company then changed its name to Nutri Berry Industries, Inc. on April 29, 2002.

The Company has authorized 100,000,000 shares of common stock at a par value of $0.001 and 10,000,000 shares of preferred stock at a par value of $0.001. The Company has issued 6,199,615 shares of common stock and are outstanding as of June 30, 2002. There are no shares of preferred stock issued or outstanding.

The Company is engaged in the wholesale produce business, specializing in the crops of blueberries, cranberries, and raspberries. Product distribution is directed to (1) the general food industry and (2) the recently developed nutriceutical industry for the manufacturing of health foods, functional food, vitamins and other supplements.



2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
       ----------------------------------------------

Accounting  Methods
-------------------

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for its integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Basic  and  diluted  Net  Income  (Loss)  Per  Share
----------------------------------------------------

Net loss per share is provided in accordance Financial Accounting Standards No. 128 (FAS No. 128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted-average number of common shares during the period. Diluted loss per share reflect the per share amount that would resulted if dilutive common stock equivalents had been converted to common stock. No stock options were available or granted during the periods presented.

Dividend  Policy
----------------

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception and it is unlikely that dividends will be paid in the foreseeable future.

Income  Taxes
-------------

On June 30, 2002, the Company had a net operating loss available for carry forward of $31,214. The income tax benefit of approximately $4,682 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is interminable since the Company has no operations. The loss carry forward will expire in 2022.

Financial  Instruments
----------------------

The carrying amounts of financial instrument are considered by management to be their estimated fair values.

Estimates  and  Assumptions
---------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, disclosure of contingent asset and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Comprehensive  Income
---------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of the standard had no impact on the total stockholder's equity.

Property  and  Equipment
------------------------

Property and equipment are stated at the lower of cost or fair market value. Depreciation is computed for financial statement purposes as well as for federal income tax purposes using the MACRS (Modified Accelerated Cost Recovery System) method of depreciation. Equipment is depreciated over five years. Software is amortized over five years.

Foreign  Exchange
-----------------

All activity was originally based on Canadian dollars. On August 3, 1999, at the time of merger with Nevada corporation (see The Company above) all amounts were recharacterized using the translation rate in effect August 3, 1999 of (C$/US$) 1.4948 or multiplier of .668986.



3.     SIGNIFICANT  TRANSACTIONS  WITH  RELATED  PARTIES

On April 29, 2002, the Company entered into a Purchase and Sale Agreement with Pacific Agmark, of Abbotsford, British Columbia, for their marketing studies, existing business with local growers and potential customers pertaining to wholesale distribution of blueberries and cranberries, both fresh and fresh frozen and their concentrates for a fee of $80,000. Pacific Agmark already owns 50,000 shares of common stock of the Company. Mr. Henry Martens, President and Board Chairman of the Company, also owns 50% of Pacific Agmark, which gives Mr. Martens a total beneficial ownership of 1,275,000 shares of common stock. In addition, minority shareholder, Mr. Darrel Thune, the shareholder of record of 40,000 shares of common stock, owns the other 50% of Pacific Agmark which gives Mr. Thune a total beneficial ownership of 65,000 shares of common stock in the Company. The Company immediately entered into an agreement with Gladwin Farms, Ltd., a client of Pacific Agmark, to purchase Gladwin Farms, Ltd. berry crops for 2002 and the right to purchase 2003 and 2004 berry crops.

On June 15, 2002, the Company entered into an agreement with Nutri Berry Corporate Services, Inc., a British Columbia corporation. This corporation will manage the corporate services to more easily facilitate the legal operations in Canada. Mr. Michael Martens, President and sole Shareholder of Nutri Berry Corporate Services Inc., is a Canadian businessman and son of Mr. Henry Martens. Mr. Michael Martens also is a shareholder of record owning 200,000 shares of common stock.

4.     GOING  CONCERN

The Company intends to further develop its interest in the agreement outlined in
Note 3 however, the Company does not have the working capital necessary to be successful in this effort and is solely dependent upon obtaining equity financing.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to be self-sufficient and profitable. There is no assurance that the Company will be able to obtain any financing or to continue as a going concern.

PART  II

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

Item  24.  Indemnification  of  Directors,  Officers,  Employees  and  Agents.

     The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Nevada law. Nevada law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or
(4) any transaction from which the director derived an improper personal benefit.

     This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Nevada corporation law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Nevada General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's bylaws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Nevada law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item  25.  Other  Expenses  of  Issuance  and  Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
Commission registration fee                                            $ 1,195
Print expenses                                                         $ 1,250
Legal fees and expenses                                                $ 5,000
Accounting fees and expenses                                           $ 4,000
Transfer agent's fee and expenses                                      $   500
Miscellaneous (1)  Estimate                                            $ 3,055
                                                                       -------
Total                                                                  $15,000
------------------------------

Item  26.  Recent  Sales  of  Unregistered  Securities.

     August 1, 1999 - The Company authorized 10,000 shares of common stock to be
     --------------
issued to Co-Media Ventures Group in exchange for prepaid advertising for the cigar project. Co-Media Ventures Group requested that their shares be issued directly to their Co-Media Ventures Group shareholders.

     July  28, 1999 - The Company authorized 5,790,000 shares of common stock to
     --------------
Golden Gate Marketing for the rights to manufacture Cuban seed cigars in the Dominican Republic and to market the cigars in the North American market. These shares of common stock were issued to Golden Gate Marketing on September 18, 1999. This Cuban-seed cigar project was abandoned by the Company in December, 2001. Golden Gate Marketing sold their shares of stock to Henry Martens and Elnora Martens and others persons and entities that are not officers, directors, significant employees or affiliates as defined by Rule 405 of the Securities Act of 1933, as amended.

     May  29,  2002  -  The Company issued 357,500 shares of common stock to the
     --------------
Company's officers and directors and one interim director for their officers' and directors' services to December 31, 2002 to the following persons:
                 Henry Martens - 250,000 shares of common stock
                 Lou Sawchenko - 100,000 shares of common stock
                   Carol Allen -   5,000 shares of common stock
                   Marie Block -   2,500 shares of common stock

     May  29,  2002  -  The  Company  issued  25,150  shares  of common stock to
     --------------
sophisticated investors for $1.00 per share of common stock to the following non United States citizens:
              George & Anne Sawtzky - 15,000 shares of common stock
                     Kathleen Thune -  5,150 shares of common stock
                Douglas Porterfield -  5,000 shares of common stock

     June  27,  2002  -The  Company  issued  16,965  shares  of  common stock to
     ------------------
sophisticated investors for $1.00 per shares of common stock to the following non United States citizens:
                    Richard Barnes -  6,525 shares of common stock
                        Wim P. Nan - 10,440 shares of common stock

     For all of the above issuances, Nutri Berry relied upon Section 4(2) of the Act. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering; (ii) the offers and sales were made in compliance with Rules 501 and 502; (iii) the securities were subject to Rule 144 limitation on resale; (iv) the limited number of offerees;
(v) the manner in which it was issued; (vi) the relationship of the shareholder to the Issuer; (vii) the amount of shares issued; and (viii) each of the parties is a sophisticated purchaser and had full access to the information on Nutri
Berry necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.
     Golden Gate Marketing sold or distributed their shares to various shareholders, all of whom reside outside of the United States.


Item 27. Exhibits.

(a)      Exhibits:

The following exhibits are filed as part of this registration statement:

     Exhibit      Description
     -------      -----------
      2.1         Articles of Merger & Plan or Reorganization and Change of
                  Domicile
      3.1         Articles of Incorporation of Nutri Berry
      3.2         By-laws of Nutri Berry
      3.3         Certificate of Amendment to the Articles of Incorporation
      4.2         Stock Subscription Agreement
      5.1         Opinion of Legal Counsel
     10.1         Purchase & Sale Agreement - Nutri Berry and Pacific Agmark
     10.2         Crop Purchase Agreement - Nutri Berry and Gladwin Farms, Ltd.
     10.3         Agreement - Nutri Berry Corporate Services, Inc.
     23.1         Consent of Auditor
-----------


Item  28.  Undertakings.

(A)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and
          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)     Undertaking  Required  by  Regulation  S-B,  Item  512(e).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                           Title                    Date
------------                         -----                    ----

/s/ Mr. Henry Martens       President/Board Chairman          July 3, 2002
---------------------

/s/  Dr.  Lou  Sawchenko    Vice  President/Director          July 3, 2002
------------------------

/s/  Ms.  Carol  Allen      Secretary/Treasurer/Director      July  3,  2002
----------------------


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